Dreyfus Premier Short-Intermediate Municipal Bond fund

Establishment and Designation of Classes of Shares
of Beneficial Interest

of

Dreyfus Short-Intermediate Municipal Bond Fund

The undersigned, being a Vice President and Assistant Secretary of Dreyfus Premier Short-Intermediate Municipal Bond Fund, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust, dated December 18, 2002 (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting held on April 18, 2013, the Declaration of Trust and Certificate of Designation thereunder are hereby amended to divide the Shares (as that term is defined in the Declaration of Trust) of beneficial interest of Dreyfus Short-Intermediate Municipal Bond Fund (the "Fund"), a series of the Trust, to create one new class of Shares as follows:

1.   The one new class of Shares established and designated hereby are "Class Y" shares.

2.   The existing classes of Shares of the Fund continue to be designated as "Class A" shares, "Class D" shares and "Class I" shares.

3.   Class A shares, Class D shares, Class I shares and Class Y shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

4.   The purchase price of Class A shares, Class D shares, Class I shares and Class Y shares of the Fund, the method of determining the net asset value of such classes of Shares and the relative dividend rights of holders of such classes of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

IN WITNESS WHEREOF, the undersigned has executed this instrument this __ day of _____, 2013.

                                                            DREYFUS Premier Short-Intermediate
                                                                        Municipal Bond FUND

                                                            By:  __________________________________
                                                                        Name:  Jeff Prusnofsky
                                                                        Title:    Vice President and Assistant Secretary